CONTACT:
David K. Waldman/John W. Heilshorn                           Carl Fonash
Lippert Heilshorn & Associates                           The Quigley Corporation
(212) 838-3777                                               (267) 880-1111
dwaldman@lhai.com

                      QUIGLEY REPORTS FIRST QUARTER RESULTS
                 AND PROVIDES UPDATES ON PHARMACEUTICAL SEGMENT

DOYLESTOWN,  PA. - APRIL 29, 2004 - THE QUIGLEY CORPORATION (NASDAQ: QGLY) today reported  net sales of $9.6  million  for the  first  quarter  of 2004,  a 17.3%
increase over the $8.2 million reported for the same period in 2003.

The  increase  in net sales  for the  first  quarter  of 2004  reflects  a 26.3%
increase in the Company's Cold Remedy segment and a 11.3% increase in the Health and Wellness  segment.  The Company's Cold Remedy net sales continue to increase as a result of strategic advertising,  marketing initiatives,  and new products.
The  Company's  Health and Wellness  revenues  have  increased  as  distribution continues to expand internationally.

The  Company  also  provided  the  following   updates   regarding  its  Ethical
Pharmaceutical segment:

-    Quigley  Pharma held its pre-IND  meeting  with the United  States Food and
     Drug  Administration  regarding QR-333,  the Company's patented formula for the topical treatment of diabetic  peripheral  neuropathy.  The Company has received  the  necessary  input  from  the  United  States  Food  and  Drug
     Administration  advising it as to the steps to be taken to progress towards pivotal phase III clinical trials.

-    Quigley  Pharma  demonstrated  that  its  patent-applied-for   formulation,
     QR-336, was protective against the effects of a lethal, whole body ionizing
     (nuclear)  radiation dose, in a pre-clinical  mouse model study. Based upon the findings of the  pre-clinical  radiation  study of QR-336 in mice,  the
     Company is  preparing  the  necessary  protocols  to proceed to a GLP `Good
     Laboratory Practice' controlled animal study.

-    Quigley Pharma demonstrated the virucidal and virustatic activity of QR-435 against the strain 3B of the Human  Immunodeficiency  Virus (HIV) Type 1 in
     an in-vitro  study.  Previous  in-vitro and in-vivo  studies have suggested that QR-435 also has broad anti-viral  properties for applications  such as
     Influenza  A&B,  SARS,  and Herpes  Simplex  1. Given the broad  anti-viral properties of QR-435,  the Company  intends to embark on the FDA regulatory path for approval.

Guy J. Quigley,  Chairman,  President and Chief Executive Officer stated,  "Both our Cold Remedy and Health and  Wellness  segments  continue to generate  strong results,  which  helps  offset  the  costs  associated  with our  pharmaceutical
research  and   development.   We  are  encouraged  by  the  improved  sales  of
COLD-EEZE(R),  especially  within  several large retail  chains,  as well as the strong performance of our honey lemon COLD-EEZE. Looking ahead, we plan to begin delivery of our new COLD-EEZE  bubble gum and COLD-EEZE  `green-tea  with lemon'
lozenges to retail stores during the third quarter."

Loss from continuing  operations for the first quarter of 2004 was $782,000,  or
($0.07) per share, compared to a loss from continuing operations of $892,000, or
($0.08) per share, for the same period last year. Net loss for the first quarter ended March 31, 2004 was $724,000,  or ($0.06) per share, compared to a net loss of $947,000, or ($0.08) per share, for the same period last year.

Loss from continuing operations for the quarter ended March 31, 2004 improved as compared  with the same period last year,  driven by gross profit  gains,  which were partially  offset by increases in marketing,  administrative,  and research and development costs associated with Quigley Pharma and other clinical studies.

No tax benefits to reduce  losses are provided for the quarters  ended March 31,
2004 and 2003,  since  the  Company  is in a net  operating  loss  carry-forward position,  which is from the  cumulative  effect  of  deductions  attributed  to options, warrants and unrestricted stock from previous year's taxable income.

In January 2003,  the company  completed the sale of its 60% equity  interest in
Caribbean  Pacific  Natural  Products,   Inc.  to  Suncoast  Naturals,  Inc.  by
exchanging its 60% controlling  interest in Caribbean  Pacific Natural Products,
Inc.  for  750,000  Shares of  Common  Stock and  100,000  Shares of  Redeemable
Preferred  Stock of  Suncoast  Naturals,  Inc.  The  results  of  operations  of
Caribbean  Pacific  Natural   Products,   Inc.  are  reflected  as  discontinued
operations  of the Company for the periods  presented.  Net loss for the quarter ended March 31, 2003 includes $54,000 associated with discontinued operations of
Caribbean Pacific Natural Products, Inc.

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.   (http://www.QuigleyPharma.com   ),  a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of  naturally-derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass  merchandise  stores  and  pharmacies.  The  Quigley  Corporation  makes no representation  that  the  U.S.  Food  and  Drug  Administration  or  any  other regulatory  agency  will  grant an IND or take any  other  action  to allow  the aforementioned products to be studied or marketed. Furthermore, no claim is made that the potential  medicine discussed here is safe,  effective,  or approved by the Food and Drug Administration.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in thousands)  except loss from continuing operations per share and diluted net loss per share and weighted average shares outstanding for the periods presented:

                                                          Three-Months      Three-Months
                                                             Ended             Ended
                                                          March 31, 2004   March 31, 2003
                                                              ($)                ($)

Net Sales                                                   9,606                8,191
Gross profit                                                4,520                3,694
Sales & marketing expenses                                  1,623                1,527
Administrative expenses                                     2,750                2,442
Research & development                                        947                  647

Income taxes (Benefit)                                       --                   --

Loss from:
   Continuing operations                                     (782)                (892)
   Discontinued operations                                   --                    (55)
   Cumulative effect of change
   in accounting principle                                     58                 --
Net loss                                                     (724)                (947)

Diluted loss per share:

   Continuing operations                                   ($0.07)              ($0.08)

   Discontinued operations

   Cumulative effect of change in accounting principle      $0.01                 --

   Net loss                                                ($0.06)              ($0.08)

Diluted weighted average common shares outstanding:    11,510,687           11,456,617

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following represents condensed financial data (in thousands) at March 31,
2004 and December 31, 2003:

                                                 2004       2003
                                                  ($)        ($)
                                               ------       ------

              Cash & cash equivalents          15,587       11,392
              Accounts receivable, net          2,078        7,862
              Inventory                         3,954        3,753
              Total current assets             22,083       23,740
              Total assets                     24,585       26,270
              Total current liabilities         4,509        5,483
              Total stockholders' equity       20,077       20,787